Exhibit 10.36

EXHIBIT B:

THE NOTE

AMENDED NOVEMBER 13, 2019

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY

SECURED CONVERTIBLE PROMISSORY NOTE
DUE DECEMBER 7, 2020

This is an amendment executed and effective on the date set forth on the signature page hereto, to the Secured Convertible Promissory Note dated June 6, 2019, (the “Original Note”) by and between NutraLife BioSciences, Inc., a Florida corporation (“NutraLife”), PhytoChem Technologies, Inc. (“PhytoChem”), a Florida corporation (NutraLife and PhytoChem are collectively referred to herein as the “Company”), and Kahn Family Limited PT II (the “Purchaser”). The Company and the Purchaser are referred to herein collectively as the “Parties”, or individually as a “Party”.

NOW THEREFORE, the Parties hereby amend and replace the Original Note in its entirety and replace it with this Note (as defined below) in exchange for good and valuable consideration the receipt of which is hereby acknowledged as follows:

FOR VALUE RECEIVED, the Company promises to pay to and Kahn Family Limited PT II (the “Purchaser”), the principal sum of $1,000,000 and all accrued interest on or before December 7, 2020 as set forth below (the “Maturity Date”) pursuant to the terms of this Secured Convertible Promissory Note (the “Note”). The Company and the Purchaser are referred to herein collectively as the “Parties”, or individually as a “Party”.

WHEREAS, the Company obtained certain rights to commercialize and monetize certain technology and phytoextractor equipment known as the Ennea Processor (“Ennea” or “Ennea Processor”) pursuant to an agreement by and between Owen J. Morgan (“Morgan”) and the Company dated February 4, 2019 (the “Morgan Agreement”);

WHEREAS, the Company requires capital to manufacture, purchase, monetize and commercialize the Ennea Processors;

WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase this Note which shall bear interest (the “Interest”) at the rate of five point seven five percent (5.75%) per annuum (the “Interest”) on the principal amount of $1,000,000 (“Principal” or the “Principal Amount”);

WHEREAS, in addition to the Collateral, the first four Ennea Processors (the “Collateral Processors”) that the Company commercializes pursuant to the Morgan Agreement shall serve as collateral for the Principal Amount pursuant to the terms of the Security Agreement (the “Security Agreement”) attached to the Investment Agreement as Exhibit C;

WHEREAS, at any time while the Note is outstanding, the Purchaser shall have the right to convert the Note into shares of the Company’s Common Stock at the price of $1.00 per share (the “Conversion Shares”);

WHEREAS, as consideration for the purchase of the Note, the Company shall (i) pay to the Purchaser the Interest as set forth in this Note, (ii) issue 500,000 shares of its Common Stock, $.0001 par value per share (the “Common Shares”) to the Purchaser, and (iii) grant the Purchaser eight and one-half percent (8.5%) of the revenue generated from the Collateral Processors (the “Royalty”) while any portion of the Principal Amount is outstanding and five percent (5%) thereafter as set forth in the Royalty Agreement (the “Purchaser Royalty Agreement”) attached to the Investment Agreement as Exhibit D.

WHEREAS, the Principal Amount shall be secured by the Collateral (as defined herein) and a mortgage (the “Mortgage”) on certain real property (the “Real Property”) attached hereto as Exhibit F provided by a pledgor (the “Pledgor”) who will provide the Mortgage and receive consideration for the pledge of the Real Property pursuant to the terms of the Pledge Agreement attached to the Investment Agreement Exhibit E (the “Pledge Agreement”).

WHEREAS, the Principal Amount secured by the Mortgage will be reduced by any and all consideration of any nature that is paid to the Purchaser by the Company under the Transaction Documents (as defined in the Investment Agreement).

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees as follows:

ARTICLE 1. RECITALS

The Recitals below are incorporated herein and made a part hereof constituting binding terms of this Note.

ARTICLE 2. MATURITY.

ARTICLE 2.1 MATURITY DATE. On December 7, 2020 (the “Maturity Date”), the entire outstanding principal balance of this Note shall mature.

ARTICLE 3. PAYMENT.

ARTICLE 3.1 AMORTIZATION. The Company will make the first interest only payment on December 7, 2019 at the fixed rate of five point seven five percent (5.75%) per annum. Beginning January 7, 2020 through the Maturity Date, the Company will make equal monthly installment payments of principal and interest in an amount sufficient to fully amortize the Principal Amount and all accrued interest over an amortization period of eighteen (18) months.

ARTICLE 3.2 PAYMENT SCHEDULE. On December 7, 2019 the Company will pay an interest only payment on the Principal at the fixed rate of five point seven five percent (5.75%) per annum. Beginning on January 7, 2020 and continuing until the Maturity Date, the Company will make equal monthly installment payments of principal and interest at the fixed rate of five point seven five percent (5.75%) per annum until all amounts due under the Note are paid in full.

ARTICLE 3.3 INTEREST. Interest will accrue from June 6, 2019 (the “Effective Date”) at the rate of five point seven five percent (5.75%) per annum until the Maturity Date. Interest shall be calculated based upon a 365-day year and the actual number of days elapsed. All amounts payable under this Note are payable in lawful money of the United States during normal business hours on a Business Day. For purposes of this Note, “Business Day” means any day except Saturday, Sunday, and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Florida are authorized or required by law or other government action to close.

ARTICLE 3.4 PREPAYMENT. The Company may prepay this Note in whole or in part at any time without interest or penalty.

ARTICLE 3.5 APPLICATION OF PAYMENTS. All payments made by the Company to the Purchaser under the Transaction Documents including but not limited to this Note shall be first applied, to the Principal Amount then to accrued interest outstanding. Any and all consideration paid by the Company to the Purchaser under the Transaction Documents (as defined in the Investment Agreement) shall reduce the amounts secured by the Mortgage without affecting the amounts owed by the Company to the Purchaser under the Transaction Documents. For example, for the avoidance of doubt, should the Purchaser receive consideration from the Company consisting of Interest, Royalty, the Securities (as defined in the Investment Agreement) having a value of $500,000 then the Mortgage would be reduced to $500,000 ($1,000,000-$500,000) without affecting the amounts owed by the Company to the Purchaser.

ARTICLE 4. COLLATERAL.

ARTICLE 4.1 ENNEA PROCESSOR AS COLLATERAL. In addition to the assets of the Company as set forth in Article 4.3 hereof, this Note is secured by the Collateral including the Collateral Processors as defined by the Investment Agreement and Security Agreement. The “Collateral Processors” as used in this Note shall mean the first four (4) Ennea Processors manufactured and/or commercialized by the Company directly or indirectly as a result of or pursuant to the Morgan Agreement.

ARTICLE 4.2 REAL PROPERTY AS COLLATERAL. A pledge of the Real Property shall secure the Principal Amount pursuant to the terms of the Pledge Agreement and Mortgage attached as Exhibits E and F of the Investment Agreement and such Mortgage shall be reduced from time to time by the consideration paid by the Company to the Purchaser. Simultaneously with the payment of consideration whether Interest, Royalty and/or Securities (as defined in the Investment Agreement) equal to the Principal Amount, the Purchaser will record with the Palm Beach County Property Appraiser’s Officer, a Satisfaction of the Mortgage releasing the Purchaser’s Mortgage on the Real Property.

ARTICLE 4.3 FULL RECOURSE NOTE. This is a Full Recourse Promissory Note. Accordingly, Purchaser shall have full recourse to all the current assets and future assets of the Company and its subsidiaries (the “Collateral”) and the Purchaser shall be required to proceed against and exhaust all remedies against the Collateral prior to proceeding against the Mortgage and/or commencing an action to foreclose the Mortgage on the Real Property.

ARTICLE 4.4 RECORDS. The Company and Purchaser shall provide Pledgor with monthly statements of all payments made to Purchaser and copies of all consideration paid by the Company to Purchaser under the Transaction Documents.

ARTICLE 5. CONVERSION.

ARTICLE 5.1 CONVERSION BY THE PURCHASER. At any time while this Note is outstanding, the Purchaser shall have the option of converting the Principal Amount and accrued Interest due on this Note into the Company’s Common Stock at the price of $1.00 per share. The Common Stock issued upon conversion of this Note is referred to herein as the “Conversion Shares”.

ARTICLE 5.2 MECHANICS AND EFFECT OF CONVERSION. Upon conversion of this Note pursuant to this Article 5, the Purchaser shall surrender this Note, duly endorsed, at the principal offices of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Purchaser, at such principal office, a certificate or certificates for the Conversion Shares. Upon conversion of the Principal Amount and/or Interest into Conversion Shares, the Company will be forever released from all of its obligations and liabilities under this Note. In the event Purchaser converts less than all Principal and Interest outstanding, the amount converted under the Note shall be first applied to reduce the Principal until it is paid in full. Additionally, upon conversion of all outstanding Principal at the time of conversion, the Mortgage shall be released as security for the obligations and liabilities under this Note.

ARTICLE 6. EVENTS OF DEFAULT.

ARTICLE 6.1. DEFAULT. An “Event of Default” shall mean that the Company has failed to make any payment required under this Note, within fifteen (15) days after the date the payment is due. If the Company is in default under this Note, the unpaid principal and accrued and unpaid interest and any other unpaid amounts and costs due will bear interest at the rate of 10% (the “Default Rate”) until the Event of Default is cured. From and after the Maturity Date any unpaid principal and interest and any other unpaid amounts and costs under this Note will bear interest at the Default Rate. Additionally, and without limitation, all amounts owed under any judgment obtained by Purchaser against the Company with respect to this Note will bear interest at the Default Rate.

ARTICLE 6.2 COLLECTION COSTS. If an Event of Default occurs under this Note, the Company shall pay all reasonable costs of collection including, without limitation, attorney fees in a reasonable amount without limiting the foregoing.

ARTICLE 7. MISCELLANEOUS.

ARTICLE 7.1 NOTICES. Any and all notices or other communications or deliveries to be provided by the parties shall be delivered by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the addresses set forth on the signature page hereto or such other address or facsimile number as the Company may specify for such purposes by notice to the Purchaser delivered in accordance with this Article.

ARTICLE 7.2 ABSOLUTE OBLIGATION. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and any accrued interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

ARTICLE 7.3 LOST OR MUTILATED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

ARTICLE 7.4 SECURITY INTEREST. This Note is a direct debt obligation of the Company and is secured by a security interest in the Collateral. The Purchaser and the Company have entered into the Security Agreement dated as of the date hereof and attached hereto as Exhibit C to the Investment Agreement in connection with the Purchaser’s security interest in the Collateral.

ARTICLE 7.5 SENIORITY. The Company shall not incur any indebtedness senior to this Note while it remains outstanding and shall not encumber the Collateral or the Company’s assets with any interest senior to this Note.

ARTICLE 7.6 ACTION TO COLLECT ON NOTE. If action is instituted to collect on this Note, the Company shall all pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

ARTICLE 7.7 EXTENSION AND TERMINATION. The payments due under this Note may not be extended by the Purchaser and the Company without the express written consent of the Pledgor identified in the Pledge Agreement. In the event that an extension of this Note is granted without Pledgor’s written consent then the Mortgage shall be deemed satisfied and released in full as collateral for the Principal Amount and Purchaser shall be obligated to record a release of the Mortgage in the Palm Beach County Florida property records.

ARTICLE 7.8 GOVERNING LAW AND JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflict law applicable to contracts made and to be performed with such state. Each of the parties hereto accepts for itself to the jurisdiction of Palm Beach County Florida and irrevocably consents to such jurisdiction in any proceedings and waives any objection to venue laid therein. Any controversy or claim arising out of or relating of this Note shall be settled by binding arbitration administered by the American Arbitration Association and judgment on the award entered in any court having jurisdiction. The arbitration proceedings shall be conducted before a panel of three neutral arbitrators in Palm Beach County, Florida all of whom shall be members of the bar of the state of Florida, actively engaged in the practice of law for at least ten (10) years. Either Party hereto may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy otherwise resolved. Either Party may, without waiving any remedy under this Note, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the arbitral tribunal’s determination of the merits of the controversy. Each party shall bear its own costs, expenses and attorney fees and an equal share of the arbitrators’ and administrative fees of arbitration. Except as may be required by law, neither a party nor an arbitrator may disclose the existence content or results of any arbitration hereunder without the prior written consent of the Parties. All documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for the inspection only of the Parties to this Note and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. In consideration for and as a material condition of this Note, each Party agrees that final and binding arbitration is the exclusive means for resolving any claim or controversy arising out of or related to this Note. This Agreement is a waiver of all rights the Parties may have to a civil court action. Accordingly, only an arbitrator, not a judge or jury, will decide the dispute, although the arbitrator has the authority to award any type of relief that could otherwise be awarded by a judge or jury.

ARTICLE 7.9 SEVERABILITY. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchaser.

ARTCLE 7.10 HEADINGS. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

ARTICLE 7.11 PAYMENT. All payments shall be made in lawful money of the United States of America at such place as the Purchaser hereof may from time to time designate in writing to the Company. Payments made by the Company under the Transaction Documents including this Note shall be credited first to the Principal Amount then outstanding until paid in full then to accrued interest. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

ARTICLE 7.12 WAIVER OF CONFLICTS. The Company and the Purchaser each acknowledge that the Pledgor, Brenda Hamilton and her law firm, Hamilton & Associates Law Group, P.A has in the past performed, and may continue to perform, legal and/or consulting services for the Company in connection with the Transaction Documents and the matters and transactions described in this Note as well as in matters unrelated to the Transaction Documents. Accordingly, the Company and Purchaser each hereby acknowledges that they have been advised by Brenda Hamilton & Hamilton & Associates Law Group, P.A. to seek the advice of independent legal counsel in connection with the Transaction Documents including with respect to the Pledge Agreement, Mortgage and Pledgor Royal Agreement in which Brenda Hamilton is a Party and the transactions contemplated thereby. Additionally, the Company and Purchaser each acknowledge that they have had an opportunity to ask for information relevant to this disclosure and has consulted with independent legal counsel or has had the opportunity to do so and gives its informed consent to Brenda Hamilton & Hamilton & Associates Law Group, P.A. representation of and/or performance of services for the Company in the connection with the Transaction Documents and transactions contemplated thereby.

ARTICLE 7.13 FORCE MAJEURE. The Company shall not be liable or responsible to Purchaser, nor be deemed to have defaulted under or breached this Note, for any failure or delay in fulfilling or performing any term of this Note, if such failure or delay is caused by or results from acts beyond the Company’s control, including: (i) acts of nature; (ii) flood, fire, hurricane, earthquake or explosion; (iii) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (iv) actions, embargos or blockades in effect on or after the date of this Note; (v) national or regional emergency; (vi) strikes, labor stoppages or slowdowns or other industrial disturbances; (vii) shortages of or delays in receiving raw materials; or (viii) shortage of adequate power or transportation facilities (each, a “Force Majeure Event”).

IN WITNESS WHEREOF, the Parties hereto has executed this Note on November 13, 2019.

NUTRALIFE BIOSCIENCES, INC.		PHYTOCHEM TECHNOLOGIES, INC.

By:		By:
	Edgar Ward, Chief Executive Officer		Edgar Ward, Chief Executive Officer

	Address for Notice:		Address for Notice:
	NutraLife Biosciences, Inc.		NutraLife Biosciences, Inc.
	Attn: Edgar Ward, Chief Executive Officer		Attn: Edgar Ward, Chief Executive Officer
	6601 Lyons Rd. L-6		6601 Lyons Rd. L-6
	Coconut Creek, Fl. 33073 edgar@NutraFuels.com		Coconut Creek, Fl. 33073 edgar@NutraFuels.com